Exhibit 99.1

RR DONNELLEY	NEWS RELEASE

RR DONNELLEY REPORTS FOURTH QUARTER 2003 RESULTS

Media Contact: Katherine Divita Tel: 312-326-8336 E-mail: katherine.divita@rrd.com

Investor Contact: Chuck White Tel: 312-326-8827 E-mail: chuck.white@rrd.com

CHICAGO, Feb. 5, 2004 — RR Donnelley (NYSE: DNY) today announced fourth quarter 2003 earnings per diluted share of $0.85, compared to earnings per diluted share of $0.42 in the year-earlier period. Revenues for the fourth quarter were $1.4 billion, up three percent from the prior year. Net income was $98 million, compared to net income of $48 million in the fourth quarter of 2002.

Included in the above results for the fourth quarter of 2003 are restructuring and impairment charges of $7 million ($7 million after-tax, or six cents per diluted share), primarily attributable to impairment charges at the company’s Latin America and logistics businesses. Also included in the fourth quarter results is a non-recurring tax benefit of $46 million ($46 million after-tax, or 40 cents per diluted share) comprised of a non-cash tax benefit of $40 million, or 35 cents per diluted share, due to favorable resolution of Internal Revenue Service (IRS) audits covering four years, and $6 million, or 5 cents per diluted share, of refundable income taxes in Latin America due to the realization of tax loss carrybacks. In the year-earlier quarter, results included restructuring and impairment charges of $24 million ($14 million after-tax, or 13 cents per diluted share).

For the full-year 2003, the company reported earnings per diluted share of $1.54, compared to $1.24 for the full-year 2002. Revenues in 2003 were $4.8 billion, up one percent from 2002. Net income in 2003 was $177 million compared to $142 million for the prior year.

Included in the above results for the full-year 2003 are restructuring and impairment charges of $16 million ($13 million after-tax, or 12 cents per diluted share). Also included in full-year 2003 results is the fourth quarter non-recurring tax benefit of $46 million ($46 million after-tax, or 40 cents per diluted share). Prior year results include restructuring and impairment charges of $89 million ($54 million after-tax, or 47 cents per diluted share), and a tax benefit of $30 million ($30 million after-tax, or 26 cents per diluted share) related to the company’s settlement with the IRS on the deductibility of interest payments for corporate-owned life insurance.

On January 12, 2004, the company announced that it expected its 2003 full-year earnings per diluted share to be $1.44, subject to final adjustments. At that time, the company expected that full-year 2003 results would include a one-time tax benefit of 31 cents per diluted share, and restructuring and impairment charges of 11 cents per diluted share. Final results for full-year 2003 included a non-recurring tax benefit as noted above of 40 cents per diluted share, or nine cents better than expected. Final results for full-year 2003 also included restructuring and impairment charges of 12 cents per diluted share, one cent higher than expected. In addition to these factors, the company’s earnings per share from operations for full-year 2003 were two cents per diluted share higher than reflected in the previous announcement.

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RR Donnelley Reports Fourth Quarter 2003 Results Page 2 of 9

The company’s cash flow in 2003 was more than sufficient to fund necessary investments for the future and the annual dividend, which increased for the 33rd consecutive year. Capital expenditures were $203 million for the year, well below the prior year due to disciplined spending in a difficult operating environment. The company also maintained its focus on managing working capital, again finishing the year with working capital less than 3 percent of sales. Improved working capital management has reduced cash requirements by more than $200 million since 2000. Debt levels were reduced by $70 million from the prior year end.

Segment Results

The Print segment has not yet begun to experience the positive effect of an economic recovery. The company’s domestic book revenues were disappointing, down 14 percent in the fourth quarter compared to a particularly strong fourth quarter in 2002. Reprint orders in the education and specialty segments were weaker in November and December than the company expected, which accounted for most of the shortfall from previous earnings guidance.

The company increased print unit volumes in its magazine, catalog and retail business, despite a decrease in magazine industry ad pages in the fourth quarter. However, the company continues to see the year-over-year impact of lower pricing flow through, which more than offset volume gains, resulting in a one percent decrease in net sales. The company’s telecommunications business remained strong, although sales decreased four percent in the quarter largely due to the timing shifts of some customer work into 2004 and increased customer furnished paper.

“While economic issues continue to confront the printing industry, the changes we have made in our business over the past several years continue to pay off in the form of improved press utilization and lower operating costs,” said John Campanelli, president of RR Donnelley Print Solutions, “Despite softness in the book industry, our commitment to service distinctiveness that has led to share gains over the past two years is unchanged.” Campanelli added.

The Logistics segment’s net sales increased in the fourth quarter by 12 percent year over year, driven by organic growth in the print and package logistics businesses and the acquisition of Momentum Logistics. While the package business continued to experience strong growth, operating issues persisted and have depressed earnings. In the fourth quarter, the Logistics business reported a loss of $11 million, compared to a profit of $4 million in the same period of 2002.

Lower earnings in the fourth quarter were driven primarily by the same factors that impacted third quarter performance, as well as higher restructuring and impairment charges. The slower than planned start up of the company’s new supercenter in York, Penn., resulted in $4 million of higher costs in the fourth quarter. Most of the additional costs associated with the slow start up have now been eliminated, including the closure of a nearby second facility that remained open as a service contingency. The business-to-business package delivery operation of the Momentum Logistics acquisition lost $4 million in the fourth quarter. The company closed the business-to-business operation this week. Additionally, higher than expected transportation costs are being addressed through contract renegotiations with suppliers.

The Financial segment performed well, as net sales for the quarter increased 28 percent over last year, primarily driven by higher activity in both domestic and international capital markets and market share gains. Actions previously taken to substantially lower the cost structure in this business enabled a sizeable improvement in earnings as sales increased.

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RR Donnelley Reports Fourth Quarter 2003 Results Page 3 of 9

“We have room to grow within our lower cost structure,” said Terry Trayvick, president of RR Donnelley Financial, “and we see upside potential as activity continues to rebound in the capital markets and we demonstrate the power of our new service model.”

Other revenue grew 24 percent in the fourth quarter, driven largely by growth in International, partially offset by lower sales in RRD Direct. The company’s loss in its Other segment widened in the fourth quarter, driven by lower earnings in RRD Direct and Latin America and development costs in Asia, partially offset by stronger earnings in Europe. The company’s fourth quarter earnings from operations for Corporate increased between years despite lower pension income, primarily due to lower workers’ compensation costs and a non-recurring provision for litigation in 2002.

Other Consolidated Items

Full-year 2003 selling and administrative expenses included higher bad debt expense in Latin America, lower benefit plan earnings, and increased costs to support sales growth in Europe. Fourth quarter 2002 selling and administrative expenses included a benefit of $6 million to reclassify a portion of incentive compensation for the hourly workforce to cost of sales. Excluding the effect of this fourth quarter item in the prior year, fourth quarter selling and administrative expenses as a percentage of net sales was 10.3 percent in both years.

Net interest expense in the fourth quarter 2003 increased due to lower capitalized interest partially offset by lower effective interest rates and lower average borrowings. For the full-year, net interest expense decreased primarily due to lower effective interest rates and lower average borrowings. Other expense for the quarter was lower than in the prior year primarily due to lower writedowns of affordable housing investments and a gain in 2003 on the sale of an investment. Other expense for the full-year was higher in 2003 due to lower gains on sale of investments and lower earnings on equity investments, partially offset by lower affordable housing writedowns and non-recurring 2002 expenses for corporate-owned life insurance.

Annual Meeting of Stockholders

The company also announced that it plans to hold its annual meeting of stockholders on April 14, 2004, and has set March 1 as the record date for the meeting.

About RR Donnelley

RR Donnelley (www.rrdonnelley.com) prepares, produces and delivers integrated communications across multiple channels for content owners, such as publishers, merchandisers, and telecommunications companies as well as capital markets and diversified financial services companies. As a single source supplying services up and down the communications value chain, the company excels in digital photography, content management, printing, online services, and print and package logistics. With these integrated services, RR Donnelley provides effective solutions for its customers’ targeted communications and delivery needs. Headquartered in Chicago, IL, RR Donnelley serves a global customer market and has 30,000 employees in more than 200 locations in North America, South America, Europe and the Asia/Pacific Basin.

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RR Donnelley Reports Fourth Quarter 2003 Results Page 4 of 9

Certain statements, including discussions of the company’s expectations for 2003 and beyond, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause actual results to differ materially from the future results expressed or implied by these statements. Refer to Part I, Item I of the company’s annual report on Form 10-K for the year ended December 31, 2002, for a description of such factors.

Additional Information

On November 8, 2003, R.R. Donnelley & Sons Company (“RR Donnelley”) and Moore Wallace Incorporated (“Moore Wallace”) entered into a definitive agreement to combine the two companies. This communication is not a solicitation of a proxy from any securityholder of Moore Wallace or RR Donnelley. Moore Wallace and RR Donnelley have filed a Joint Management Information Circular and Proxy Statement regarding the proposed transaction with the U.S. Securities and Exchange Commission (SEC), and Moore Wallace has filed the Joint Management Information Circular and Proxy Statement with the Canadian Securities regulatory authorities. WE URGE INVESTORS IN RR DONNELLEY AND MOORE WALLACE TO CAREFULLY READ THE JOINT MANAGEMENT INFORMATION CIRCULAR AND PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION ABOUT RR DONNELLEY, MOORE WALLACE AND THE PROPOSED TRANSACTION.

Investors and securityholders may obtain the Joint Management Information Circular and Proxy Statement and any other relevant documents filed by RR Donnelley and Moore Wallace free of charge at the SEC’s website, www.sec.gov, and at the website of the Canadian System for Electronic Document Analysis and Retrieval (SEDAR) maintained by the Canadian Securities Administrators at www.sedar.com. In addition, investors and securityholders may obtain free copies of the Joint Management Information Circular and Proxy Statement filed with the SEC by RR Donnelley by contacting RR Donnelley Investor Relations, 77 West Wacker Drive, Chicago, IL 60601, Tel. (312) 326-8926. Investors and securityholders may obtain free copies of the Joint Management Information Circular and Proxy Statement filed with the SEC and SEDAR by Moore Wallace by contacting Moore Wallace Investor Relations, One Canterbury Green, Stamford, CT 06901, Tel. (203) 406-3298.

RR Donnelley, Moore Wallace and their executive officers and directors may be deemed to be participants in the solicitation of proxies from RR Donnelley stockholders and Moore Wallace securityholders in favor of the proposed transaction. Information regarding the security ownership and other interests of RR Donnelley’s and Moore Wallace’s executive officers and directors is included in the Joint Management Information Circular and Proxy Statement.

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RR Donnelley Reports Fourth Quarter 2003 Results February 5, 2004 Page 5 of 9

CONDENSED CONSOLIDATED INCOME STATEMENT

(in thousands, except per-share data)

	3 mos ended December 31,		% Change	12 mos ended December 31,		% Change
	2003	2002		2003	2002
Net sales	$1,377,109	$1,335,115	3.1%	$4,787,162	$4,754,937	0.7%
Cost of materials and transportation	607,539	576,192	5.4%	2,017,061	1,998,513	0.9%

Value-added revenue (VAR) **	769,570	758,923	1.4%	2,770,101	2,756,424	0.5%
Value-added cost of sales	513,476	495,667	3.6%	1,934,415	1,888,855	2.4%

Gross profit	256,094	263,256	(2.7%)	835,686	867,569	(3.7%)
Selling and administrative expenses	142,352	132,139	7.7%	548,466	533,703	2.8%
Restructuring and impairment charges	7,037	23,503	(70.1%)	16,427	88,929	(81.5%)

Earnings from operations	106,705	107,614	(0.8%)	270,793	244,937	10.6%
Interest expense, net	(13,686)	(13,135)	4.2%	(50,359)	(62,818)	(19.8%)
Other income (expense):
Other, net	(7,907)	(18,858)	(58.1%)	(12,157)	(6,386)	90.4%

Earnings before income taxes	85,112	75,621	12.6%	208,277	175,733	18.5%
Provision (benefit) for income taxes	(12,572)	27,562	(145.6%)	31,768	33,496	(5.2%)

Net income	$97,684	$48,059	103.3%	$176,509	$142,237	24.1%

Earnings Per Share
Basic	$0.86	$0.42	104.8%	$1.56	$1.26	23.8%
Diluted	0.85	0.42	102.4%	1.54	1.24	24.2%
Earnings per share include the following items:
Restructuring and impairment charges	(0.06)	(0.13)	(53.8%)	(0.12)	(0.47)	(74.5%)
Non-recurring tax benefits *	0.40	–	N/M	0.40	–	N/M
Reversal of excess COLI tax reserves *	–	–	–	–	0.26	N/M

	3 mos ended December 31,			12 mos ended December 31,
Share Data	2003	2002		2003	2002
Basic shares outstanding at December 31	113,674	113,124		113,674	113,124
Average basic shares outstanding	113,487	113,133		113,285	113,060
Effect of dilutive securities	1,547	329		1,017	1,312
Average diluted shares outstanding	115,034	113,462		114,302	114,372

Percent to Net Sales
Gross profit	18.6%	19.7%		17.5%	18.2%
Selling & administrative expense	10.3%	9.9%		11.5%	11.2%
Earnings from operations	7.7%	8.1%		5.7%	5.2%
Net income	7.1%	3.6%		3.7%	3.0%

Percent to VAR**
Gross profit	33.3%	34.7%		30.2%	31.5%
Selling & administrative expense	18.5%	17.4%		19.8%	19.4%
Earnings from operations	13.9%	14.2%		9.8%	8.9%
Net income	12.7%	6.3%		6.4%	5.2%

*	Included in tax provision in the condensed consolidated income statement.
**	Value-added revenue (VAR) represents net sales less the cost of materials (principally paper and ink) for the company's print-related businesses, and net sales less the cost of transportation and postage for its logistics services businesses. With respect to print, certain customers supply their own paper; customer-furnished paper is not included in the company's financial results. By measuring VAR, the company eliminates the effect of material prices and transportation costs, as well as the impact on net sales of fluctuations in the amount of customer-furnished paper. Management, therefore, views VAR as a better performance measure of its own value-added products and services. Other companies may use a measure which is calculated in a similar manner, but which may not be comparable.

RR Donnelley Reports Fourth Quarter 2003 Results February 5, 2004 Page 6 of 9

KEY INFORMATION

(dollars in thousands, except per-share data)

		12 mos ended December 31,
Other Data		2003	2002
Capital expenditures		$202,916	$241,597
Acquisitions[1]		17,000	–
Cash and equivalents		60,837	60,543
Total debt		928,370	998,652
Return on avg invested capital [2]		11.0%	9.4%
Operating working capital (% of net sales) [3]		2.5%	2.2%

Restructuring, Impairment & Other Items Affecting Comparability	3 mos ended December 31,
	2003			2002
	Earnings (loss) before Income Taxes	Net Income (loss)	Earnings (loss) per Diluted share	Earnings (loss) before Income Taxes	Net Income (loss)	Earnings (loss) per Diluted share
Consolidated results as reported	$85,112	$97,684	$0.85	$75,621	$48,059	$0.42

The consolidated results include the following significant items that affect comparability:

Restructuring and impairment charges	$(7,037)	$(7,037)	$(0.06)	$(23,503)	$(13,993)	$(0.13)
Other items:
By-product revenues	13,341	8,004	0.06	13,218	7,931	0.08
Provision for litigation	–	–	–	(6,900)	(4,140)	(0.04)
LIFO benefit	1,412	847	0.01	4,800	2,880	0.03
Gain on sale of assets	1,843	1,106	0.01	6,890	6,890	0.06
Pension and post-retirement income (expense)	(5,039)	(3,399)	(0.03)	2,753	1,652	0.01
Gain on sale of investment*	1,410	846	0.01	–	–	–
Affordable housing investment writedowns*	(9,500)	(5,700)	(0.05)	(17,000)	(10,200)	(0.09)
Non-recurring tax benefits **	–	45,792	0.40	–	–	–

Total significant items:	$(3,570)	$40,459	0.35	$(19,742)	$(8,980)	(0.08)

	12 mos ended December 31,
	2003			2002
	Earnings (loss) before Income Taxes	Net Income (loss)	Earnings (loss) per Diluted share	Earnings (loss) before Income Taxes	Net Income (loss)	Earnings (loss) per Diluted share
Consolidated results as reported	$208,277	$176,509	$1.54	$175,733	$142,237	$1.24

The consolidated results include the following significant items that affect comparability:
Restructuring and impairment charges	$(16,427)	$(13,090)	$(0.12)	$(88,929)	$(54,104)	(0.47)
Other items:
By-product revenues	47,796	28,677	0.25	46,093	27,656	0.24
Provision for litigation	–	–	–	(16,000)	(9,600)	(0.08)
LIFO benefit (provision)	(840)	(504)	–	4,800	2,880	0.03
Gain on sale of assets	4,312	2,630	0.02	6,890	6,890	0.06
Insurance recovery related to 9/11	2,047	1,228	0.01	1,600	960	0.01
Pension and post-retirement income (expense)	(1,259)	(1,131)	(0.01)	19,907	11,944	0.10
Gain on sale of investments*	5,526	4,039	0.04	6,350	6,350	0.06
Affordable housing investment writedowns*	(23,250)	(13,950)	(0.12)	(26,000)	(15,600)	(0.14)
COLI-related expenses upon policy surrender*	–	–	–	(4,520)	(2,712)	(0.02)
Non-recurring tax benefits **	–	45,792	0.40	–	–	–
Reversal of excess COLI tax reserves**	–	–	–	–	30,000	0.26

Total significant items:	$17,905	$53,691	$0.47	$(49,809)	$4,664	$0.05

*	Included in other income (expense) in the condensed consolidated income statement.
**	Included in tax provision in the condensed consolidated income statement.
[1]	On March 6, 2003, the Company acquired certain net assets of Momentum Logistics, Inc. for approximately $17 million in cash.
[2]	Computed on 12-month rolling net income, divided by a 13-month average of debt and equity.
[3]	Computed on a 13-month average of net receivables, net inventories, and prepaid expenses minus accounts payable, accrued compensation and other accrued liabilities, divided by 12-month rolling net sales.

RR Donnelley Reports Fourth Quarter 2003 Results February 5, 2004 Page 7 of 9

KEY INFORMATION

(in thousands)

Industry Segment Data
	Print	Logistics	Financial	Other[4]	Corporate[5,6]		Consolidated Total

Three months ended December 2003
Net Sales	$851,726	$270,316	$110,851	$144,216	$—		$1,377,109
Restructuring and impairment charges	308	3,687	354	3,495	(807)		7,037
Earnings (loss) from operations	113,181	(10,863)	1,555	(10,858)	13,690		106,705
Earnings (loss) before income taxes	113,375	(10,972)	1,711	(11,630)	(7,372)		85,112

Three months ended December 2002
Net Sales	$889,371	$242,459	$86,503	$116,782	$—		$1,335,115
Restructuring and impairment charges	10,929	1,941	6,901	2,127	1,605		23,503
Earnings (loss) from operations	126,133	3,884	(21,300)	(3,348)	2,245		107,614
Earnings (loss) before income taxes	126,660	3,875	(21,181)	(5,308)	(28,425)		75,621

Twelve months ended December 2003
Net Sales	$2,956,408	$913,207	$426,231	$491,316	$—		$4,787,162
Restructuring and impairment charges	2,782	3,736	2,815	6,749	345		16,427
Earnings (loss) from operations	307,503	(10,871)	4,269	(38,492)	8,384		270,793
Earnings (loss) before income taxes	312,579	(11,158)	3,210	(38,997)	(57,357)		208,277

Twelve months ended December 2002
Net Sales	$3,091,175	$784,024	$427,452	$452,286	$—		$4,754,937
Restructuring and impairment charges	54,645	2,349	10,499	5,649	15,787		88,929
Earnings (loss) from operations	304,318	11,100	(33,491)	(27,443)	(9,547)		244,937
Earnings (loss) before income taxes	315,593	11,049	(31,544)	(33,104)	(86,261)		175,733

Consolidated Summary of Expense Trends—Fourth Quarter

	2003	% of Sales	2002	% of Sales	% Change

Cost of materials (excluding cost of transp.)	$403,705	29.3%	$388,913	29.1%	3.8%
Cost of transportation	203,834	14.8%	187,279	14.0%	8.8%
Cost of manufacturing[7]	446,153	32.4%	426,959	32.0%	4.5%
Depreciation	69,462	5.0%	70,996	5.3%	(2.2%	)
Amortization[8]	22,053	1.6%	34,734	2.6%	(36.5%	)
Selling and administrative expense[7]	140,084	10.2%	129,746	9.7%	8.0%
Restructuring and impairment charges	7,037	0.5%	23,503	1.8%	(70.1%	)
Net interest expense	13,686	1.0%	13,135	1.0%	4.2%

Consolidated Summary of Expense Trends—Year-to-Date

	2003	% of Sales	2002	% of Sales	% Change

Cost of materials (excluding cost of transp.)	$1,339,064	28.0%	$1,398,944	29.4%	(4.3%	)
Cost of transportation	677,997	14.2%	599,569	12.6%	13.1%
Cost of manufacturing[7]	1,666,832	34.8%	1,610,118	33.9%	3.5%
Depreciation	276,005	5.8%	288,499	6.1%	(4.3%	)
Amortization[8]	53,354	1.1%	63,873	1.3%	(16.5%	)
Selling and administrative expense[7]	539,913	11.3%	523,388	11.0%	3.2%
Restructuring and impairment charges	16,427	0.3%	88,929	1.9%	(81.5%	)
Net interest expense	50,359	1.1%	62,818	1.3%	(19.8%	)

4	Represents other operating segments of the company including RRD Direct, International and Other.
5	Corporate earnings (loss) from operations consist principally of the following unallocated items: net earnings of benefit plans (excluding service costs); last-in first-out (LIFO) inventory provisions; and general corporate, management and information technology costs.
6	Corporate earnings (loss) before income taxes consist principally of earnings (loss) from operations, adjusted for interest expense not assessed to the operating segments, affordable housing investment writedowns and other income (expense).
7	Excludes depreciation and amortization, which are shown separately.
8	Included primarily in net sales and other income (expense).

RR Donnelley Reports Fourth Quarter 2003 Results February 5, 2004 Page 8 of 9

KEY INFORMATION

(in thousands)

Net Sales Detail—Fourth Quarter	2003	% of Total	2002	% of Total	% Change

Magazines, Catalogs and Retail	$454,252	33.0%	$457,928	34.3%	(0.8%	)
Book	154,864	11.2%	179,042	13.4%	(13.5%	)
Telecommunications	211,254	15.3%	220,272	16.5%	(4.1%	)
Premedia	31,356	2.3%	32,129	2.4%	(2.4%	)

Print	851,726	61.8%	889,371	66.6%	(4.2%	)

Logistics	270,316	19.6%	242,459	18.2%	11.5%

Financial	110,851	8.1%	86,503	6.5%	28.1%

RRD Direct	31,114	2.3%	34,024	2.5%	(8.6%	)
Other[9]	113,102	8.2%	82,758	6.2%	36.7%

Other	144,216	10.5%	116,782	8.7%	23.5%

Total Net Sales	$1,377,109	100.0%	$1,335,115	100.0%	3.1%
Cost of materials and transportation	607,539		576,192

Value-added revenue (VAR) *	$769,570		$758,923		1.4%

VAR Detail—Fourth Quarter	2003	% of Total	2002	% of Total	% Change

Magazines, Catalogs and Retail	$272,572	35.4%	$281,620	37.1%	(3.2%	)
Book	110,901	14.4%	131,892	17.4%	(15.9%	)
Telecommunications	116,050	15.1%	117,662	15.5%	(1.4%	)
Premedia	31,356	4.1%	32,129	4.2%	(2.4%	)

Print	530,879	69.0%	563,303	74.2%	(5.8%	)

Logistics	67,662	8.8%	55,988	7.4%	20.9%

Financial	95,050	12.4%	74,162	9.8%	28.2%

RRD Direct	18,225	2.4%	20,907	2.7%	(12.8%	)
Other[9]	57,754	7.4%	44,563	5.9%	29.6%

Other	75,979	9.8%	65,470	8.6%	16.1%

Total VAR *	$769,570	100.0%	$758,923	100.0%	1.4%

9	Includes International (Latin America, Europe and Asia) and Other.
*	Value-added revenue (VAR) represents net sales less the cost of materials (principally paper and ink) for the company’s print-related businesses, and net sales less the cost of transportation and postage for its logistics services businesses. With respect to print, certain customers supply their own paper; customer-furnished paper is not included in the company’s financial results. By measuring VAR, the company eliminates the effect of material prices and transportation costs, as well as the impact on net sales of fluctuations in the amount of customer-furnished paper. Management, therefore, views VAR as a better performance measure of its own value-added products and services. Other companies may use a measure which is calculated in a similar manner, but which may not be comparable.

RR Donnelley Reports Fourth Quarter 2003 Results February 5, 2004 Page 9 of 9

KEY INFORMATION

(in thousands)

Net Sales Detail—Year-to-Date	2003	% of Total	2002	% of Total	% Change

Magazines, Catalogs and Retail	$1,543,075	32.2%	$1,585,421	33.3%	(2.7%	)
Book	663,273	13.9%	705,390	14.8%	(6.0%	)
Telecommunications	632,184	13.2%	679,422	14.3%	(7.0%	)
Premedia	117,876	2.5%	120,942	2.6%	(2.5%	)

Print	2,956,408	61.8%	3,091,175	65.0%	(4.4%	)

Logistics	913,207	19.1%	784,024	16.5%	16.5%

Financial	426,231	8.9%	427,453	9.0%	(0.3%	)

RRD Direct	112,360	2.3%	138,776	2.9%	(19.0%	)
Other[9]	378,956	7.9%	313,509	6.6%	20.9%

Other	491,316	10.2%	452,285	9.5%	8.6%

Total Net Sales	$4,787,162	100.0%	$4,754,937	100.0%	0.7%
Cost of materials and transportation	2,017,061		1,998,513

Value-added revenue (VAR) *	$2,770,101		$2,756,424		0.5%

VAR Detail—Year-to-Date	2003	% of Total	2002	% of Total	% Change

Magazines, Catalogs and Retail	$963,514	34.8%	$990,890	35.9%	(2.8%	)
Book	480,312	17.3%	509,416	18.5%	(5.7%	)
Telecommunications	344,193	12.4%	341,861	12.4%	0.7%
Premedia	117,876	4.3%	120,948	4.4%	(2.5%	)

Print	1,905,895	68.8%	1,963,115	71.2%	(2.9%	)

Logistics	238,747	8.6%	187,146	6.8%	27.6%

Financial	361,379	13.0%	362,602	13.2%	(0.3%	)

RRD Direct	68,772	2.5%	82,229	3.0%	(16.4%	)
Other[9]	195,308	7.1%	161,332	5.8%	21.1%

Other	264,080	9.6%	243,561	8.8%	8.4%

Total VAR *	$2,770,101	100.0%	$2,756,424	100.0%	0.5%

9	Includes International (Latin America, Europe and Asia) and Other.
*	Value-added revenue (VAR) represents net sales less the cost of materials (principally paper and ink) for the company’s print-related businesses, and net sales less the cost of transportation and postage for its logistics services businesses. With respect to print, certain customers supply their own paper; customer-furnished paper is not included in the company’s financial results. By measuring VAR, the company eliminates the effect of material prices and transportation costs, as well as the impact on net sales of fluctuations in the amount of customer-furnished paper. Management, therefore, views VAR as a better performance measure of its own value-added products and services. Other companies may use a measure which is calculated in a similar manner, but which may not be comparable.

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